Exhibit 99.1

SUPER LEAGUE GAMING REPORTS FOURTH QUARTER
AND FULL YEAR 2020 RESULTS
Highest quarterly revenue level in company’s history nearly triple 2019 level
Proposed acquisition of Mobcrush sets stage for accelerated growth in 2021

Santa Monica, Calif. – (March 11, 2021) - Super League Gaming (Super League or the Company) (Nasdaq: SLGG), a global leader in competitive video gaming and esports entertainment for everyday players around the world, reported recent operational developments and financial results for the fourth quarter and full year ended December 31, 2020.

Highlights and Recent Operational Developments
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Proposed acquisition of Mobcrush greatly expands the Company’s technology and audience platform, positioning Company for step-function increase in revenues;
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Fourth quarter revenues reach record $779,000 in 2020, up 197% compared to 2019;
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Full year 2020 revenues of $2.1 million, up 90% from $1.1 million in 2019;
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Fourth quarter gross profit margins increased 1300 basis points to 62%;
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Full year 2020 gross profit margins rose 600 basis points to 59%;
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2020 views and impressions reached 2.03 billion vs. 120 million in 2019;
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Registered users nearly tripled to 2.9 million in 2020, up from 1.0 million in 2019;
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Total engagement hours climbed to 72 million in 2020 compared to 15 million in 2019.

Management Commentary
“We are very pleased with the results and developments we were able to achieve in 2020, not only in the fourth quarter but all year,” said Ann Hand, Chief Executive Officer of Super League Gaming. “We were able to turn challenges into opportunities and deliver very strong revenue growth. More importantly, we have transformed the company with several strategic moves, especially our proposed acquisition of Mobcrush, announced earlier today. With this acquisition we are building a formidable, highly scalable gaming-centric media and advertising platform that reaches one of the largest addressable audiences of gamers in the U.S. The revenue opportunities available through our combined advertiser solutions, as well as growth in direct gamer and content monetization, are tremendous. Super League ended 2020 with powerful financial and operating momentum, and we have built on that momentum so far in 2021. We expect 2021 to be a break-out year as we capitalize on our position in the dynamic world of competitive video gaming.”

Fourth Quarter 2020 Financial Results
Revenue in the fourth quarter of 2020 increased 197% to $779,000, compared to $262,000 in the comparable prior year quarter. Advertising and content related revenues, which includes brand sponsorships and customized brand partner programs, traditional advertising and third-party content licensing, comprised approximately 92% of revenues for the fourth quarter of 2020, as compared to 97% for the comparable prior year quarter, and increased 181% compared to the prior year quarter. The increase was primarily driven by the growth in advertising revenues on our owned and operated digital channels, reflecting the significant increase in our advertising inventory during 2020, and a significant increase in third-party content sales of our proprietary and user-generated content. Direct-to-consumer revenues comprised approximately 8% of revenues for the fourth quarter of 2020, as compared to 3% for the comparable prior year quarter, and increased significantly compared to the prior year quarter, continuing our trend of increasing direct-to-consumer monetization during fiscal year 2020.

Fourth quarter 2020 cost of revenue increased 121% to $296,000 compared to $134,000 in the comparable prior year quarter, compared to the 197% increase in revenues for the same quarterly periods, due primarily to the increase in related revenues. As a percent of revenue, gross profit in the fourth quarter of 2020 rose 1300 basis points to 62% compared to 49% in the prior year quarter. The less than proportionate increase in cost of revenue was driven by the significant increase in lower cost advertising and third-party content sales revenues in the fourth quarter of 2020 compared to the prior year quarter.

Total operating expense in the fourth quarter of 2020 was $5.2 million compared to $4.8 million in the comparable prior year quarter. The increase was primarily due to increased selling, marketing and advertising expense in support of the increased revenue, as well as an increase in technology platform infrastructure costs, partially offset by a decrease in noncash stock compensation expense. Non-cash stock compensation charges for the fourth quarter of 2020 and 2019 totaled $434,000 and $951,000, respectively.

On a GAAP-basis, which includes the impact of noncash charges, net loss in the fourth quarter of 2020 was $4.7 million or $(0.31) per share, relatively flat compared to a net loss of $4.7 million or $(0.55) per share in the comparable prior year quarter. The weighted average diluted share count for the fourth quarter of 2020 was 15.5 million compared to 8.6 million for the fourth quarter of 2019.

Proforma net loss for the fourth quarter of 2020, which excludes the impact of noncash charges, was $4.3 million compared to $3.7 million in the comparable prior year quarter. As noted above, the change was primarily due to an increase in sales, marketing and advertising expense, as well as higher technology platform infrastructure costs, partially offset by the increase in higher margin advertising and third-party content sales revenue in the fourth quarter of 2020.

Full Year 2020 Financial Results
Revenue for the full year 2020 increased 90% to $2,064,000, compared to $1,084,000 for the full year 2019. Advertising and content related revenues, which includes brand sponsorships and customized brand partner programs, traditional advertising and third-party content licensing, comprised approximately 92% of revenues for the full year 2020, as compared to 97% for the full year 2019, and increased 81% year over year. The increase was primarily due to an increase in advertising revenues, driven in part by advertising programs with Netflix and Disney+, as well as a significant increase in third-party content sales of our proprietary and user generated content driven primarily by our sales activities with Snap, Inc. Direct to consumer revenues, primarily comprised of revenues generated from our Minehut digital property, increased over 300% year over year, reflecting our continued focus on the acceleration of our direct to consumer monetization.

Full year 2020 cost of revenue increased 67% to $856,000 compared to $513,000 for the full year 2019, compared to the 90% increase in revenues for the same periods, due primarily to the increase in related revenues. As a percent of revenue, full year gross profit in 2020 rose 600 basis points to 59% compared to 53% in 2019. The less than proportionate increase in cost of revenue was driven by a significant increase in lower cost advertising and third-party content sales revenues in fiscal year 2020. In addition, as a result of the various shelter in place orders in connection with the global response to the COVID-19 pandemic, we reduced our physical/in-person gaming activities during fiscal year 2020, which typically have higher direct cost profiles, which to a lesser extent, also contributed to the less than proportionate increase in cost of revenue for the periods presented.

Total operating expense for the full year 2020 decreased to $20.0 million compared to $21.3 million for the full year 2019. The reduction was primarily due to a decrease in noncash stock compensation expense, which totaled $2.0 million in 2020, compared to $6.2 million in 2019. Excluding stock-based compensation expense, total operating expense in 2020 was $17.9 million, up from $15.1 million in 2019. The change reflects an increase of 18% in selling, marketing and advertising expense in connection with the investment in our direct sales force, a 34% increase in technology and platform infrastructure costs due primarily to the surge in engagement across our digital properties in 2020, and a 9% increase in general and administrative expense due to an increase in corporate insurance costs and a full year of public company related costs.

On a GAAP-basis, net loss for the full year 2020 was $18.7 million or $(1.64) per share, compared to a net loss of $30.7 million or $(3.89) per share for the full year 2019. In addition to the non-cash compensation charges described above, net loss for the full year 2019 included noncash interest expense related to convertible debt totaling $9.9 million. All principal and interest related to the Company’s convertible notes was automatically converted to equity upon the close of the Company’s IPO in the first quarter of 2019. The weighted average diluted share count for the full year 2020 was 11.4 million, compared to 7.9 million for the full year 2019.

Proforma net loss for the full year 2020 was $16.3 million compared to $14.5 million for the full year 2019. As noted above, the change was primarily due to higher operating costs which more than offset the increase in gross profit.

At December 31, 2020, the Company’s cash position totaled $7.9 million , compared to $8.4 million at December 31, 2019.

Recent Activities
In January and February 2021, the Company closed registered direct offerings of an aggregate of 3.1 million and 2.9 million shares of the Company’s common stock, raising gross proceeds of approximately $8.0 million and $12.0 million, respectively. Please refer to the applicable Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) for additional information.

On March 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Mobcrush Streaming, Inc. (“Mobcrush”), the Company and SLG Merger Sub II, Inc., a wholly-owned subsidiary of the Company (“Merger Co”). The Merger Agreement provides for the acquisition of Mobcrush by Super League pursuant to the merger of Merger Co with and into Mobcrush, with Mobcrush as the surviving corporation (the “Merger”). Upon completion of the Merger, Mobcrush will be an indirect, wholly-owned subsidiary of the Company. The proposed merger is subject to certain customary closing conditions, including obtaining approval from a majority of the Company’s shareholders at a special meeting that we expect to be held before the end of April 2021. Please refer to the Current Report on Form 8-K filed with the SEC earlier today for additional information.

Conference Call
The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2020 results and provide a business update.

Date: Thursday, March 11, 2021
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (866) 987-6716
International dial-in number: (630) 652-5945
Conference ID: 8866978

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.SuperLeague.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 18, 2021.

Toll-free replay number: (855) 859-2056.
International replay number: (404) 537-3406
Replay ID: 8866978

About Super League Gaming
Super League Gaming (Nasdaq: SLGG) is a leading gaming community and content platform that gives everyday gamers multiple ways to connect and engage with others while enjoying the video games they love. Powered by patented, proprietary technology systems, Super League offers players the ability to create gameplay-driven experiences they can share with friends, the opportunity to watch live streaming broadcasts and gameplay highlights across digital and social channels, and the chance to compete in events and challenges designed to celebrate victories and achievements across multiple skill levels. With gameplay and content offerings featuring more than a dozen of the top video game titles in the world, Super League is building a broadly inclusive, global brand at the intersection of gaming, experiences and entertainment. Whether to access its expanding direct audience or the company’s unique content production and virtual event capabilities, third parties ranging from consumer brands, video game publishers, television companies, traditional sports organizations, concert promoters, and more, are turning to Super League to provide integrated solutions that drive business growth. For more: superleague.com.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our possible or assumed business strategies, potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended December 31, 2020, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Information About Non-GAAP Financial Measures
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2020, which financial statements were prepared and presented in accordance with GAAP, this earnings release includes proforma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use proforma net loss, proforma earnings per share (EPS) and other non-GAAP financial measures for internal financial and operational decision-making purposes and to evaluate period-to-period comparisons of the performance and results of operations of our business. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash stock compensation charges, non-cash interest charges on convertible debt, and non-cash prepaid in-kind advertising charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Proforma Net Loss and EPS. We define Proforma Net Loss as net loss calculated in accordance with GAAP, but excluding non-cash stock compensation charges, non-cash interest charges on convertible debt (including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features), and non-cash prepaid in-kind advertising charges. Proforma EPS is defined as Proforma net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

Non-cash interest charges related to convertible debt outstanding, if any, including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features, primarily reflects the attribution of value to common stock purchase warrants and the beneficial conversion feature embedded in the convertible debt instruments, and the expensing of these amounts on a straight-line basis over the term of the convertible debt as additional interest cost related to the debt. These non-cash amounts are reflected in other expense and are not expenses associated with our core business operations. Management believes that providing a non-GAAP financial measure that excludes non-cash interest charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are several limitations related to the use of proforma net loss and EPS versus net loss EPS calculated in accordance with GAAP. For example, non-GAAP net loss excludes the impact of significant non-cash stock compensation and debt related interest charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation and retention programs and the cost associated with common stock purchase warrants and beneficial conversion features embedded in convertible debt outstanding is a critical component of the cost of debt financings. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net loss and evaluating non-GAAP net loss in conjunction with net loss and EPS calculated in accordance with GAAP.

The accompanying table below titled “Reconciliation of GAAP to Non-GAAP Financial Information” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
(949) 574-3860
SLG@GatewayIR.com

Media Contact:
Gillian Sheldon
(213) 718-3880
Gillian.Sheldon@superleague.com

SUPER LEAGUE GAMING, INC.
CONDENSED BALANCE SHEETS
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SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENTS OF OPERATIONS
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SUPER LEAGUE GAMING, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
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SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENT OF CASH FLOWS
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